As filed with the Securities and Exchange Commission on July 2, 2002
                         Registration No. 333- ________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                     ---------------------------------------
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                     ---------------------------------------

                             PEOPLES BANKCORP, INC.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

             NEW YORK                                        16-1560886
----------------------------------                     -------------------------
  (State or Other Jurisdiction of                         (I.R.S. Employer
  Incorporation or Organization)                         Identification No.)

                                825 STATE STREET
                           OGDENSBURG, NEW YORK 13699
--------------------------------------------------------------------------------
                    (Address of Principal Executive Offices)

               PEOPLES BANKCORP, INC. MANAGEMENT RECOGNITION PLAN
           PEOPLES BANKCORP, INC. 2000 STOCK OPTION AND INVENTIVE PLAN
--------------------------------------------------------------------------------
                            (Full Title of the Plans)

                           ROBERT E. WILSON, PRESIDENT
                             PEOPLES BANKCORP, INC.
                                825 STATE STREET
                           OGDENSBURG, NEW YORK 13669
                     ---------------------------------------
                     (Name and Address of Agent For Service)

                                 (315) 393-4340
          -------------------------------------------------------------
          (Telephone Number, Including Area Code, of Agent for Service)

                                   Copies to:

                           JOAN S. GUILFOYLE, ESQUIRE
                       STRADLEY RONON STEVENS & YOUNG, LLP
                         1220 19TH STREET NW, SUITE 700
                              WASHINGTON, DC 20036
                                 (202) 419-8410

                                            CALCULATION OF REGISTRATION FEE
===============================================================================================================

                                                 Proposed Maximum       Proposed Maximum          Amount Of
Title Of Securities        Amount To Be          Offering Price        Aggregate Offering        Registration
To Be Registered              Registered             Per Share              Price                    Fee

---------------------------------------------------------------------------------------------------------------
Common Stock
$.01 par value                  18,814               (2)                  $325,794 (2)            $29.97

===============================================================================================================

(1) Maximum number of shares issuable under the Peoples Bankcorp, Inc. Management Recognition Plan (5,375 shares) and the Peoples Bankcorp, Inc. 2000 Stock Option and Incentive Plan (13,439 shares), as such amounts may be increased in accordance with said plans in the event of a merger, consolidation, recapitalization or similar event involving the Registrant.
(2) Pursuant to Rule 457(h), 7,342 shares being registered hereby are presently subject to options at an exercise price of $11,625 per share ($85,932 in the aggregate) and 11,422 shares being registered hereby are based upon the average of the bid and asked selling prices of the common stock of the Registrant as reported on the OTC Electronic Bulletin Board on July 1, 2002 of $21.00 per share ($239,862 in the aggregate).

                                     PART I

                       INFORMATION REQUIRED IN THE SECTION
                                10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION*
------

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*
------

     *This Registration Statement relates to the registration of 18,814 shares of Common Stock, $.01 par value per share, of Peoples Bankcorp, Inc. (the "Company") reserved for issuance and delivery under the Peoples Bankcorp, Inc. Management Recognition Plan and the Peoples Bankcorp, Inc. 2000 Stock Option and Incentive Plan (together, the "Plans"). Documents containing the information required by Part I of this Registration Statement will be sent or given to participants in the Plans in accordance with Rule 428(b)(1). In accordance with Note to Part I of Form S-8, such documents are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
------

     Peoples Bankcorp, Inc. (the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") and, accordingly, files periodic reports and other information with the Commission. Reports, proxy statements and other information concerning the Company filed with the Commission may be inspected and copies may be obtained (at prescribed rates) at the Commission's Public Reference Section, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including the Company. The address for the Commission's Web site is "http://www.sec.gov".

     The following  documents are incorporated by reference in this Registration
Statement:

     (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001 filed with the Commission on April 1, 2002 (Commission File No. 0-25217).

     (b) The Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2002 filed with the Commission on May 15, 2002 (Commission File No. 0-25217).

     (c) The description of the Company's Securities as contained in the Company's Registration Statement on Form 8-A filed with the Commission on December 29, 1998 (Commission File No. 333-63625).

     ALL DOCUMENTS SUBSEQUENTLY FILED BY THE COMPANY PURSUANT TO SECTIONS 13(A), 13(C), 14, AND 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AFTER THE DATE HEREOF AND PRIOR TO THE TERMINATION OF THE OFFERING OF THE SHARES OF COMMON STOCK, PAR VALUE $.01 PER SHARE ("COMMON STOCK") SHALL BE DEEMED TO BE INCORPORATED BY REFERENCE IN THIS REGISTRATION STATEMENT, AND TO BE A PART HEREOF FROM THE DATE OF FILING OF SUCH DOCUMENTS.

ITEM 4.  DESCRIPTION OF SECURITIES
------

     Not applicable, as the Common Stock is registered under Section 12 of the Securities Exchange Act of 1934.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL
------

     Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS
------

     In addition to and apart from the indemnification provided for in the Corporation Law of New York, as from time to time amended, the Company shall provide indemnification to its directors as outlined in Article 11 of the Company's Certificate of Incorporation as stated below:

     A. Right to  Indemnification.  Each person who was or is made a party or is
        -------------------------
threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact:

          (1) that he or she is or was a director or officer of the Corporation, or

          (2) that he or she, being at the time a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (collectively, "another enterprise" or "other enterprise"), whether either in case (i) or in case (ii) the basis of such proceeding is alleged action or inaction (x) in an official capacity as a director or officer of the Corporation, or as a director, trustee, officer, employee or agent of such other enterprise, or (y) in any other capacity related to the Corporation or such other enterprise while so serving as a director, trustee, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Business Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, with respect to actions taken prior to such amendment, only to the extent that such amendment does not prohibit the Corporation from providing broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith. The persons indemnified by this Article Eleventh are hereinafter referred to as "indemnities." Such indemnification as to such alleged action or inaction shall continue as to an indemnitee who has after such alleged action or inaction ceased to be a director or officer of the Corporation, or director, officer, employee or agent of another enterprise; and shall inure to the benefit of the indemnitee's heirs, executors and administrators. The right to indemnification conferred in this Article Eleventh: (i) shall be a contract right; (ii) shall not be affected adversely as to any indemnitee by any amendment of this Certificate of Incorporation with respect to any action or inaction occurring prior to such amendment; and (iii) shall, subject to any requirements imposed by law and the Bylaws, include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition.

     B. Relationship to Other Rights and Provisions Concerning  Indemnification.
        -----------------------------------------------------------------------
The rights to indemni- fication and to the advancement of expenses conferred in this Article Eleventh shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, this Certificate of Incorporation, Bylaws, agreement (including any agreement between such person and any of the Corporation's affiliates, predecessor or subsidiary corporations or any constituent corporation absorbed by the Corporation in a consolidation or merger), vote of shareholders or disinterested directors or otherwise. The Bylaws may contain such other provisions concerning indemnification, including provisions specifying reasonable procedures relating to and conditions to the receipt by indemnitees of indemnification, provided that such provisions are not inconsistent with the provisions of this Article Eleventh.

     C. Agents and Employees. The Corporation may, to the extent authorized from
        --------------------
time to time by the Board of Directors and to the fullest extent authorized by the Business Corporation Law, as the same exists or may hereafter be amended, grant rights to indemnification, and to the advancement of expenses, to any employee or agent of the Corporation (or any person, other than a director or officer of the Corporation, serving at the Corporation's request as a director, trustee, officer, employee or agent of another enterprise) or to persons who are or were a director, officer, employee or agent of any of the Corporation's affiliates, predecessor or subsidiary corporations or of a constituent corporation absorbed by the Corporation in a consolidation or merger or who is or was serving at the request of such affiliate, predecessor or subsidiary corporation or of such constituent corporation as a director, officer, employee or agent of another enterprise, in each case as determined by the Board of Directors to the fullest extent of the provisions of this Article Eleventh in cases of the indemnification and advancement of expenses of directors and officers of the Corporation, or to any lesser extent (or greater extent, if permitted by law) determined by the Board of Directors. Nothing in this Article Eleventh C. shall limit the indemnification provided in Article Eleventh A. hereof to any officer or director of the Corporation who was or is made a party or is threatened to be made a party to or is otherwise involved in any proceeding by reason of the fact that he or she is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of any subsidiary of the Corporation or any other enterprise.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED
------

     Not Applicable.

ITEM 8.  EXHIBITS
------

     The exhibits scheduled to be filed or included as part of this Registration Statement are as follows:

     5 Opinion of Stradley Ronon Stevens & Young, LLP as to the validity of the Common Stock being registered

     23.1 Consent of Stradley Ronon Stevens & Young (appears in their opinion filed as Exhibit 5.1)

     23.2 Consent of Morrow & Poulsen, P.C.

     24 Power of Attorney (contained in signature page to this registration statement)

     99.1 Peoples Bankcorp, Inc. 2000 Management Recognition Plan and associated trust agreement, as amended

     99.2 Peoples Bankcorp, Inc. 2000 Stock Option and Incentive Plan

     99.3 Form of Stock Option Agreement to be entered into with Optionees with respect to Incentive Stock Options granted under the Peoples Bankcorp, Inc. 2000 Stock Option and Incentive Plan

     99.4 Form of Stock Option Agreement to be entered into with Optionees with respect to Non-Incentive Stock Options granted under the Peoples Bankcorp, Inc. 2000 Stock Option and Incentive Plan

     99.5 Form of Agreement to be entered into with Optionees with respect to Stock Appreciation Rights granted under the Peoples Bankcorp, Inc. 2000 Stock Option and Incentive Plan

     99.6 Notice of MRP Award

ITEM 9.  UNDERTAKINGS
------

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement --

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  To  reflect  in the  prospectus  any facts or  events  which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any additional or changed material information on to the plan of distribution; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or S-8, and the information required to be included in a post-effective amendment is incorporated by reference from the periodic reports filed by the small business issuer under the Securities Exchange Act of 1934.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Ogdensburg, State of New York, on ____________, 2002.



                                     PEOPLES BANKCORP, INC.


                                     By:/s/ Robert E. Wilson
                                        -----------------------------------
                                        Robert E. Wilson
                                        President and Chief Executive Officer
                                        (Duly Authorized Representative)

                                POWER OF ATTORNEY

     We, the undersigned Directors of Peoples Bankcorp, Inc., hereby severally constitute and appoint Robert E. Wilson, who may act, with full power of substitution, our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said Robert E. Wilson, who may act, may deem necessary or advisable to enable Peoples Bankcorp, Inc. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration of Peoples Bankcorp, Inc. common stock, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below, the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that said Robert E. Wilson, shall do or cause to be done by virtue thereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signatures                                  Title                                     Date
     ----------                                  -----                                     ----

By:/s/ Robert E. Wilson                          President and ChiefExecutive           July 2, 2002
   -----------------------------------           Officer (Principal Executive
   Robert E. Wilson                              Officer)

By:/s/ Todd R. Mashaw                            Vice President                         July 2, 2002
   -----------------------------------
   Todd R. Mashaw


By:/s/ Robert E. Hentschel                       Chairman of the Board                  July 2, 2002
   -----------------------------------
   Robert E. Hentschel


By:/s/ Anthony P. LeBarge, Sr.                   Director                               July 2, 2002
   -----------------------------------
   Anthony P. LeBarge, Sr.


By:/s/ George E. Silver                          Director                               July 2, 2002
   -----------------------------------
   George E. Silver


By:/s/ Wesley L. Stitt                           Director                               July 2, 2002
   -----------------------------------
   Wesley L. Stitt

                                INDEX TO EXHIBITS

EXHIBIT       DESCRIPTION
-------       -----------

  5 Opinion of Stradley Ronon Stevens & Young, LLP as to the validity of the Common Stock being registered

 23.1 Consent of Stradley Ronon Stevens & Young, LLP (appears in their opinion filed as Exhibit 5.1)

 23.2     Consent of Morrow & Poulsen, P.C.

 24 Power of Attorney (contained in signature page to this registration statement)

 99.1 Peoples Bankcorp, Inc. 2000 Management Recognition Plan and associated trust agreement, as amended

 99.2     Peoples Bankcorp, Inc. 2000 Stock Option and Incentive Plan

 99.3 Form of Stock Option Agreement to be entered into with Optionees with respect to Incentive Stock Options granted under the Peoples Bankcorp, Inc. 2000 Stock Option and Incentive Plan

 99.4 Form of Stock Option Agreement to be entered into with Optionees with respect to Non-Incentive Stock Options granted under the Peoples Bankcorp, Inc. 2000 Stock Option and Incentive Plan

 99.5 Form of Agreement to be entered into with Optionees with respect to Stock Appreciation Rights granted under the Peoples Bankcorp, Inc. 2000 Stock Option and Incentive Plan

 99.6     Notice of MRP Award